EX-33 (i)

[LOGO] WELLS FARGO

Commercial Mortgage Servicing
MAC A0357-030
P.O.Box 4036, Concord, Ca 94524
1320 Willow Pass Road, Suite 300
Concord, CA
800 986-9711

Management Assessment

Management of the Commercial Mortgage Servicing Group of Wells Fargo Bank, N.A. (the "Company") is responsible for assessing the Company's compliance, as of and for the year ended December 31, 2006, with the servicing criteria set forth in
Item 1122(d) of the Securities and Exchange Commission's Regulation AB to the extent applicable to the obligations of the Company related to servicing commercial mortgage loans securitized in commercial mortgage backed securities transactions. Management's assessment has been made with respect to those commercial mortgage loans which the Company services and which belong to loan pools underlying the commercial mortgage backed securities transactions identified on Appendix A (the "Platform").

In making its assessment, management used the servicing criteria in paragraph
(d) of Item 1122 of Regulation AB except for the servicing criteria set forth in subparagraphs (d)(1)(iii), (d)(2)(ii), (d)(3)(i)-(iv), (d)(4)(ii) and
(d)(4)(xv), which the Company has determined are not applicable to the servicing activities it performs with respect to the Platform.

With respect to the servicing criteria set forth in subparagraphs (d)(4)(xi) and
(d)(4)(xii) of Item 1122(d) of Regulation AB, the Company has engaged a vendor to perform certain activities covered by these servicing criteria. The Company has determined that this vendor is not considered a "servicer" as defined in
Item 1101(j) of Regulation AB, and the Company's management has elected to take responsibility for assessing compliance with the servicing criteria applicable to this vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"). As permitted by Interpretation 17.06, management has asserted that it has policies and procedures in place designed to provide reasonable assurance that such vendor's activities comply in all material respects with the servicing criteria applicable to such vendor.

Based on its assessment, management believes that, as of and for the year ended December 31, 2006, the Company has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission that are applicable to the servicing of the Platform.

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KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2006

/s/ Kathryn O'Neal
Kathryn O'Neal
Managing Director,
Head of Commercial Mortgage Servicing
Wells Fargo Bank, N.A.

/s/ James B. Scanlon
James B. Scanlon
Vice President
Wells Fargo Bank, N.A.

Date: March 15, 2007

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Management Assessment - Appendix A

INV #   DEAL NAME         2006 10K FILER
621     MSCI 2006-TOP21   Wells Fargo Bank N.A. as Paying Agent
581     BSCM 2006-PWR11   Wells Fargo Bank N.A. as Certificate Administrator
568     MSCI 2006-HQ8     LaSalle Bank N.A. as Paying Agent
622     BSCM 2006-TOP22   Wells Fargo Bank N.A. as Paying Agent
700     MLMT 2006-C1      LaSalle Bank N.A. as Certificate Administrator
569     MSCI 2006-IQ11    LaSalle Bank N.A. as Trustee
751     JPM 2006-CIBC15   La Salle Bank N.A. as Paying Agent
582     BSCM 2006-PWR12   Wells Fargo Bank N.A. as Certificate Administrator
623     MSCI 2006-TOP23   Wells Fargo Bank N.A. as Paying Agent
752     MSCI 2006-HQ9     LaSalle Bank N.A. as Paying Agent
583     BSCM 2006-PWR13   Wells Fargo Bank N.A. as Certificate Administrator
753     JPM 2006-LDP8     LaSalle Bank N.A. as Trustee
624     BSCM 2006-TOP24   Wells Fargo Bank N.A. as Paying Agent
754     MSCI 2006-HQ10    Wells Fargo Bank N.A. as Paying Agent
755     JPM 2006-CIBC17   LaSalle Bank N.A. as Paying Agent
756     MLCFC 2006-4      LaSalle Bank N.A. as Trustee
584     BSCM 2006-PWR14   Wells Fargo Bank N.A. as Certificate Administrator